Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
May 5, 2011

INCREASED FIRST QUARTER 2011 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 5, 2011 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended March 31, 2011. Highlights include:

Operating Results:

•	Revenues, net earnings, FFO and AFFO available to common stockholders:

	Quarter Ended March 31,
	2011	2010
	(in thousands, except per share data)
Revenues	$61,952	$56,494

Net earnings available to common stockholders	$19,124	$14,669
Net earnings per common share (diluted)	$0.23	$0.18

FFO available to common stockholders	$31,393	$25,259
FFO per common share (diluted)	$0.38	$0.31

AFFO available to common stockholders	$34,516	$31,444
AFFO per common share (diluted)	$0.41	$0.38

•	NNN paid cash dividends to its common stockholders of $0.38 per share during the quarter ended March 31, 2011.

•	Investment Portfolio occupancy was 96.9% at March 31, 2011, as compared to 96.9% at December 31, 2010, and 96.4% at March 31, 2010.

Investments and Dispositions for the quarter ended March 31, 2011:

•	Investments:

•	$55.1 million in the Investment Portfolio, including acquiring 29 properties with an aggregate 354,000 square feet of gross leasable area

•	Dispositions:

•	Two properties with net proceeds of $1.8 million

450 S. Orange Ave., Suite 900 | Orlando, FL 32801
(800) NNN-REIT | www.nnnreit.com

Capital transactions for the quarter ended March 31, 2011:

•	Issued 818,156 shares of common stock generating $20,081,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

National Retail Properties also announced revised 2011 FFO guidance of $1.49 to $1.53 per share before any impairment expense and estimated AFFO to be $1.63 to $1.67 per share. The change in guidance is primarily related to projected volume and timing of property acquisitions. This guidance equates to net earnings before any gains or losses from the sale of real estate of $0.91 to $0.95 per share plus $0.58 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “We are pleased with the encouraging start in 2011. The property portfolio and balance sheet remain in very good condition and property acquisitions have come together better and earlier than originally projected. These strong early results have allowed us to increase our FFO guidance.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2011, the company owned 1,223 Investment Properties in 46 states with a gross leasable area of approximately 13.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 5, 2011, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed with the SEC on Form 10-Q for the quarter ended March 31, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.

AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the calculation used by other equity REITs and therefore may not be comparable to such other REITs. A reconciliation of net earnings to AFFO is included in this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2011	2010
Income Statement Summary

Revenues:
Rental and earned income	$58,213	$52,737
Real estate expense reimbursement from tenants	2,335	1,758
Interest and other income from real estate transactions	637	950
Interest income on commercial mortgage residual interests	767	1,049

	61,952	56,494

Retail operations:
Revenues	8,850	6,536
Operating expenses	(8,852)	(6,669)

Net	(2)	(133)

Operating expenses:
General and administrative	6,657	5,581
Real estate	3,722	3,472
Depreciation and amortization	13,525	11,807
Impairment - commercial mortgage residual interests valuation	129	3,683

	24,033	24,543

Other expenses (revenues):
Interest and other income	(342)	(252)
Interest expense	17,662	15,989

	17,320	15,737

Income tax benefit (expense)	19	(104)
Equity in earnings of unconsolidated affiliate	109	105

Earnings from continuing operations	20,725	16,082

Earnings (loss) from discontinued operations:
Real estate, Investment Portfolio, net of income tax benefit (expense)	(4)	75
Real estate, Inventory Portfolio, net of income tax expense	132	141

	128	216

Earnings including noncontrolling interests	20,853	16,298

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	26	143
Discontinued operations	(59)	(76)

	(33)	67

Net earnings attributable to NNN	20,820	16,365
Series C preferred stock dividends	(1,696)	(1,696)

Net earnings available to common stockholders	$19,124	$14,669

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2011	2010
Weighted average common shares outstanding:
Basic	83,123	82,321

Diluted	83,570	82,446

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.23	$0.18
Discontinued operations	0.00	0.00

Net earnings	$0.23	$0.18

Diluted:
Continuing operations	$0.23	$0.18
Discontinued operations	0.00	0.00

Net earnings	$0.23	$0.18

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2011	2010
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$19,124	$14,669
Real estate depreciation and amortization:
Continuing operations	12,306	10,534
Discontinued operations	5	79
Joint venture real estate depreciation	44	44
Gain on disposition of real estate	(86)	(67)

Total FFO adjustments	12,269	10,590

FFO available to common stockholders	$31,393	$25,259

FFO per share:
Basic	$0.38	$0.31

Diluted	$0.38	$0.31

Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$19,124	$14,669
Total FFO adjustments	12,269	10,590

FFO available to common stockholders	31,393	25,259

Straight-line accrued rent	4	(319)
Net capital lease rent adjustment	413	372
Below market rent amortization	(97)	(96)
Stock based compensation expense	1,393	1,113
Capitalized interest expense	(322)	(53)
Convertible debt interest expense	1,603	1,501
Impairment - commercial mortgage residual interests valuation	129	3,683
Other	—	(16)

Total AFFO adjustments	3,123	6,185

AFFO available to common stockholders	$34,516	$31,444

AFFO per share:
Basic	$0.42	$0.38

Diluted	$0.41	$0.38

Other Information:

Percentage rent	$113	$54

Amortization of debt costs	$1,176	$1,133

Scheduled debt principal amortization (excluding maturities)	$272	$253

Non-real estate depreciation expense	$49	$145

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: The company has classified its investment assets sold and leasehold interests expired as discontinued operations. In addition, the company has classified any investment or revenue generating inventory asset that was held for sale at March 31, 2011, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended March 31,
	2011	2010
Earnings from Discontinued Operations - Investment Portfolio:
Revenues:
Rental and earned income	$26	$185
Real estate expense reimbursement from tenants	3	15
Interest and other income from real estate transactions	—	28

	29	228

Expenses:
General and administrative	—	14
Real estate	55	84
Depreciation and amortization	5	79

	60	177

Gain on disposition of real estate	30	22
Income tax benefit (expense)	(3)	2

Earnings (loss) from discontinued operations attributable to NNN	$(4)	$75

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$473	$1,152
Real estate expense reimbursement from tenants	106	987
Interest and other income from real estate transactions	14	36

	593	2,175

Disposition of real estate:
Gross proceeds	1,100	802
Costs	(998)	(715)

Gain	102	87

Expenses:
General and administrative	4	37
Real estate	154	1,041
Depreciation and amortization	21	61
Interest	340	943

	519	2,082

Income tax expense	(44)	(39)

Earnings from discontinued operations including noncontrolling interests	132	141
Earnings attributable to noncontrolling interests	(59)	(76)

Earnings from discontinued operations attributable to NNN	$73	$65

National Retail Properties, Inc.

(in thousands)

(unaudited)

	Quarter Ended March 31,
	2011		2010
	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary:
Reconciliation of gain on disposition in discontinued operations:
Investment Portfolio	1	$30	5	$22
Inventory Portfolio	1	102	1	87
Noncontrolling interest, Inventory Portfolio	—	(46)	—	(42)

	2	$86	6	$67

National Retail Properties, Inc.

(in thousands)

(unaudited)

	March 31, 2011	December 31, 2010
Balance Sheet Summary

Assets:
Cash and cash equivalents	$2,557	$2,048
Receivables, net of allowance	2,831	3,403
Investment in unconsolidated affiliate	4,466	4,515
Mortgages, notes and accrued interest receivable	29,905	30,331
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,560,213	2,519,950
Accounted for using the direct financing method	31,107	29,773
Real estate, Inventory Portfolio, held for sale	31,230	32,076
Commercial mortgage residual interests	16,402	15,915
Accrued rental income, net of allowance	25,482	25,535
Other assets	49,504	50,029

Total assets	$2,753,697	$2,713,575

Liabilities:
Line of credit payable	$184,200	$161,000
Mortgages payable	23,997	24,269
Notes payable - convertible, net of unamortized discount	351,138	349,534
Notes payable, net of unamortized discount	598,932	598,882
Other liabilities	58,559	51,116

Total liabilities	1,216,826	1,184,801

Stockholders’ equity of NNN	1,535,539	1,527,483
Noncontrolling interests	1,332	1,291

Total equity	1,536,871	1,528,774

Total liabilities and equity	$2,753,697	$2,713,575

Common shares outstanding	84,571	83,613

Gross leasable area, Investment Portfolio (square feet)	13,320	12,972

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	March 31, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$647	$999
Receivables	200	200
Real estate	71,799	72,095
Other assets	485	561

	$73,131	$73,855

Liabilities:
Notes payable	$43,200	$43,600
Other liabilities	746	995

Total liabilities	43,946	44,595

Members’ equity	29,185	29,260

Total liabilities and equity	$73,131	$73,855

	Quarter Ended March 31,
	2011	2010
Revenues:
Rental income	$1,565	$1,565

Expenses:
General and administrative	73	107
Real estate	5	5
Depreciation and amortization	369	369
Interest	454	447

	901	928

Net earnings	$664	$637

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2011 (1)	2010 (2)
1.	Convenience stores	23.3%	26.5%
2.	Restaurants - full service	10.7%	9.2%
3.	Automotive parts	7.8%	6.7%
4.	Theaters	5.6%	6.2%
5.	Automotive service	5.4%	5.6%
6.	Sporting goods	4.4%	3.1%
7.	Restaurants - limited service	4.1%	3.2%
8.	Drug stores	3.9%	4.4%
9.	Books	3.8%	4.1%
10.	Health and fitness	2.7%	1.6%
11.	Grocery	2.6%	2.9%
12.	Consumer electronics	2.4%	2.7%
13.	Office supplies	2.3%	2.5%
14.	Furniture	2.3%	2.6%
15.	Travel plazas	2.3%	2.5%
16.	General merchandise	1.6%	1.3%
17.	Family entertainment centers	1.3%	0.9%
18.	Financial services	1.2%	1.2%
19.	Beer, wine and liquor	1.2%	2.0%
20.	Equipment rental	1.2%	1.4%
	Other	9.9%	9.4%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.2%	6.	Indiana	4.2%
2.	Florida	10.0%	7.	Ohio	4.0%
3.	Illinois	6.6%	8.	Pennsylvania	3.8%
4.	North Carolina	6.1%	9.	Colorado	2.9%
5.	Georgia	5.2%	10.	Tennessee	2.8%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2011.
(2)	Based on the annualized base rent for all leases in place as of March 31, 2010.

National Retail Properties, Inc.

Investment Portfolio

Top Tenants

	Properties	% of Total(1)
Pantry	96	8.1%
Susser	86	8.0%
AMC Theatre	15	5.4%
Road Ranger	34	3.5%
Mister Car Wash	40	3.3%
Pull-A-Part	20	3.2%
Pep Boys	17	3.0%
LA Fitness	7	2.6%
Barnes & Noble	9	2.4%
Best Buy	7	2.4%
Logan’s Roadhouse	20	2.2%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)		% of Total(1)	# of Properties	Gross Leasable Area(2)
2011	1.2%	16	211,000	2017	3.9%	28	682,000
2012	3.0%	33	506,000	2018	2.6%	25	352,000
2013	4.3%	41	875,000	2019	3.9%	40	614,000
2014	4.4%	42	578,000	2020	3.9%	83	694,000
2015	4.4%	72	1,008,000	2021	6.1%	82	674,000
2016	2.3%	28	485,000	Thereafter	60.0%	684	5,784,000

(1)	Based on annual base rent of $237,730,000, which is the annualized base rent for all leases in place as of March 31, 2011.
(2)	Square feet.